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                                    EXHIBIT 5
          Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.


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                                   August 27, 1996


Eckler Industries, Inc.
5200 S. Washington Avenue
Titusville, FL 32780

    Re:  Form S-8 Registration Statement

Gentlemen:

    You have advised us the Eckler Industries, Inc. (the "Company") is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 with respect to the following shares of the Company's Class A Common Stock, $.01 par value (the "Class A Stock"): (a) 35,000 shares of Class A Stock to be issued to Gerald A. Larder (the "Consultant") as compensation pursuant to a consulting agreement, and (b) 275,000 shares of Class A Stock issuable upon exercise of a stock option issued to the Consultant as additional compensation pursuant to the consulting agreement.

    In connection with the filing of the Form S-8 Registration Statement (the "Registration Statement"), you have requested that we furnish you with an opinion as to the legality of the shares of Class A Stock as shall be offered by the Company itself pursuant to the said Registration Statement.,

    We have made such examination of the corporate records and proceedings of the Company and have taken such further action as we deemed necessary or appropriate to the rendering of our opinion herein.

    Based on the foregoing, we are of the opinion that, having been duly authorized and upon their issuance for good and valuable consideration, the 35,000 share of Class A Stock will be legally issued, fully paid and non-assessable. Further, the 275,000 shares of Class A Stock issuable upon exercise of the stock option in favor of consultant, when paid for and issued as contemplated by the stock option, will legally issued, fully paid and non-assessable.

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    We hereby consent to the use of this opinion in connection with the
Company's Registration Statement and the inclusion hereof as an exhibit thereto.

                                  Very truly yours,


                                  /s/

                                  GREENBERG TRAURIG HOFFMAN
                                  LIPOFF ROSEN & QUENTEL, P.A.